                                                                   Exhibit 10.24

                                   RIDER NO. 6
                                       TO
                            VENDOR PROGRAM AGREEMENT
                    DATED AS OF OCTOBER 10, 1991, AS AMENDED
                                      AMONG
              GENERAL ELECTRIC CAPITAL CORPORATION ("GE CAPITAL"),
                           PYXIS CORPORATION ("PYXIS")
                                       AND
                       CARDINAL HEALTH, INC. ("CARDINAL")


         THIS RIDER is hereby incorporated into and made a part of the above referenced Vendor Program Agreement, as amended from time to time (the "Agreement") and is subject to all applicable terms and provisions of the Agreement. Capitalized terms used and not defined herein shall have the meanings set forth in the Agreement.

         WHEREAS, PYXIS and CARDINAL have requested that in lieu of PYXIS offering to sell and assign to GE CAPITAL any Rental Agreements for the period April 1, 1998 through March 10, 1999 or at any time thereafter, PYXIS be permitted to pay GE CAPITAL upon the execution of this Rider No. 6 an amount to be mutually agreed upon by the parties hereto (the "Quarterly New Portfolio Aggregate Buyout Amount").

         WHEREAS, PYXIS has requested that in the event that any Rental Agreement, including any New Portfolio Rental Agreement, is terminated as a result of an upgrading of Equipment or any other event which PYXIS and the applicable Customer mutually agree upon, the sole responsibility of PYXIS shall be to replace the terminated Rental Agreement with a new obligation of comparable value to be issued by CARDINAL and to be secured by inventory consisting of all pharmaceutical products owned by CARDINAL or its wholly owned subsidiary, Cardinal Florida, Inc. ("Cardinal Florida"), and which is now or hereafter located in the warehouse facility located at 2700 Interstate Drive, Lakeland, Florida 33805 which is owned by SunTrust Banks, Inc. and leased to Cardinal Florida pursuant to that certain Lease Agreement between SunTrust Banks, Inc., as lessor, and Cardinal Florida, as lessee, dated as of August 14, 1996 (the " Lakeland Facility").

         WHEREAS, the parties further wish to modify the Agreement to amend the Uniform Commercial Code financing statement filed by GE CAPITAL to reflect its security interest in the Rental Agreements which it has financed and the Equipment which is subject thereto, and to amend the provision of the Agreement which deals with GE CAPITAL's commitment to consult with PYXIS prior to entering into a Vendor Program Agreement, Operating Agreement or similar agreement with a competing company.

         NOW THEREFORE, for the consideration set forth herein and in the Agreement, GE CAPITAL, PYXIS and CARDINAL hereby agree as follows:

         A.       QUARTERLY NEW PORTFOLIO AGGREGATE BUYOUT AMOUNT.

         (1) Upon ten (10) business days following the execution of this Rider No. 6, PYXIS shall pay to GE CAPITAL via wire transfer to an account designated by GE CAPITAL the amount of Four Million One Hundred Fourteen Thousand Six Hundred Forty Nine Dollars ($4,114,649.00) in payment of the Quarterly New Portfolio Aggregate Buyout Amount.

         (2) Payment by PYXIS of the Quarterly New Portfolio Aggregate Buyout Amount shall relieve PYXIS of any obligation to offer to GE CAPITAL any Rental Agreements under the Agreement for the period April 1, 1998 through March 10, 1999 or at any time thereafter, including without limitation, the obligations under Sections A and M(2) of Rider No. 5 to the Agreement, but shall not otherwise affect the rights or obligations of the parties pursuant to Rider No. 5 to the Agreement, except as provided in Sections A(3), A(4) and B(1) hereof.

         (3) The fifth sentence of Section K of Rider No. 5 to the Agreement is hereby amended to read as follows:

         "Should GE CAPITAL elect this option, PYXIS shall remit to GE CAPITAL on the termination date a termination fee (the "Termination Fee") equal to the Aggregate Portfolio Net Book Value (as hereinafter defined)."

         (4) Payment by PYXIS of the Quarterly New Portfolio Aggregate Buyout Amount shall also relieve PYXIS of any further obligation to (i) pay GE CAPITAL any late charge receivables which were transferred by GE CAPITAL to PYXIS pursuant to the transition in account administration implemented pursuant to Rider No. 5 to the Agreement, and (ii) notify GE CAPITAL if PYXIS elects to outsource the account administration of any Serviced Accounts and offer GE CAPITAL the right of first refusal to administer the Serviced Accounts for which PYXIS proposes to outsource the account administration as provided in Section M(1) of Rider No. 5 to the Agreement.

         B. OBLIGATION TO REPLACE A TERMINATED RENTAL AGREEMENT WITH A NEW OBLIGATION.

         (1) In the event that any Rental Agreement, including any New Portfolio Rental Agreement, is terminated as a result of an upgrading of Equipment or any other event which PYXIS and the applicable Customer mutually agree upon, the sole responsibility and obligation of PYXIS shall be to replace the terminated Rental Agreement with a new obligation of comparable value to be issued by CARDINAL which shall be in the form of Exhibit A annexed hereto and incorporated herein by reference (the "New Note"). One New Note shall be issued by CARDINAL on or before the fifteenth day of each month to cover the aggregate obligations of CARDINAL with respect to all Rental Agreements (if any) which were terminated pursuant to this Section B(1) during the preceding calendar month provided that such termination was reflected in PYXIS' books and records. Each New Note shall
(A) have an original principal amount equal to the sum of (1) the net present value of the remaining payments to be made under the Rental Agreements which were terminated during the preceding month (the "Terminated Rental Agreements") as of their respective dates of termination discounted to present value at the applicable Standard Rate of each Terminated Rental Agreement, and (2) the accrued and unpaid amounts (if any) due under the Terminated Rental Agreements,
(B) have a rate of interest equal to the weighted average of the Standard Rates of the Terminated Rental Agreements, and (C) be payable in monthly installments, with each monthly installment representing the scheduled payments which were due to be made under the Terminated Rental Agreements during such month. Each New Note shall be secured by

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

inventory consisting of all pharmaceutical products now or hereafter owned by CARDINAL or Cardinal Florida and which is now or hereafter located in the Lakeland Facility pursuant to the terms of the Security Agreement among CARDINAL, Cardinal Florida and GE CAPITAL which is annexed hereto as Exhibit B and incorporated herein by reference.

         C. UNIFORM COMMERCIAL CODE FINANCING STATEMENT CHANGE. GE CAPITAL hereby agrees to prepare and file within three (3) business days following the execution by all parties hereto of this Rider No. 6 Form UCC-2s in the State of California which amend the original Uniform Commercial Code financing statement filed by GE CAPITAL under the Program. The Form UCC-2s to be prepared and filed by GE CAPITAL shall be substantially in the form annexed hereto as Exhibit C, and shall be submitted to PYXIS for its execution. Upon return of the executed Form UCC-2s from PYXIS, GE CAPITAL shall file the Form UCC-2s in the office in which the original Uniform Commercial Code financing statement was first filed.

         D. COMMITMENT TO CONSULT. Section C of Rider No. 3 to the Agreement is hereby amended in its entirety to read as follows:

         "COMMITMENT TO CONSULT. PYXIS shall provide the Vendor Financial Services division of GE CAPITAL ("VFS") with a list (each such list being referred to as the "Competing Companies List") of those companies or those divisions of companies which compete directly with PYXIS in the sale of drug supply dispensing products (each such company or division being hereinafter referred to as a "Competing Company"). Where a Competing Company consists of a division or a subsidiary, nothing herein shall prohibit or restrict VFS' ability to enter into a Vendor Program Agreement, an Operating Agreement or a similar agreement with the parent corporation or any other affiliate of such Competing Company, provided that VFS shall not enter into a Vendor Program Agreement, an Operating Agreement or a similar agreement with such Competing Company except in accordance with the terms of this Section
         C. PYXIS may revise the Competing Companies List at any time by providing GE CAPITAL with a list of additional Competing Companies. Each Competing Companies List shall be subject to GE CAPITAL's review and approval which shall not be unreasonably withheld or delayed. The first approved Competing Companies List is annexed hereto as Exhibit D. Once a Competing Companies List is approved by GE CAPITAL, GE CAPITAL shall be obligated to give PYXIS prior written notice ("Consultation Notice") of the intention of VFS or of any new division or affiliate established by GE CAPITAL on or after the date hereof that offers a domestic vendor financing program which is similar to the vendor financing programs offered by VFS ("Newco") to enter into a Vendor Program Agreement, Operating Agreement or similar agreement with a Competing Company whose name appears on an approved Competing Companies List (other than Baxter International, Inc. or any division thereof). If PYXIS opposes the entry by VFS or Newco into a Vendor Program Agreement or an Operating Agreement or a similar agreement with such Competing Company, then the issue shall be referred to VFS' General Manager and PYXIS' Chief Financial Officer. If such officers cannot resolve the issue within thirty (30) days after submission of the issue to such officers, and VFS or Newco nevertheless elects to enter into a Vendor Program Agreement or an Operating Agreement or a similar agreement with such Competing Company, then PYXIS may terminate the Agreement upon thirty (30) days notice to GE CAPITAL and shall be entitled to exercise the rights afforded to PYXIS under Section J of Rider No. 3 to the Agreement in the event of a default by GE CAPITAL of its obligations under the Agreement. GE CAPITAL agrees that VFS and Newco will not enter into a Vendor Program Agreement or an Operating Agreement or a similar agreement with any Competing Company (other than Baxter International, Inc. or any division thereof) whose name appears on an approved Competing Companies List for a period of one hundred and twenty (120) days following the giving of the applicable Consultation Notice to PYXIS. The obligation of GE CAPITAL to provide a Consultation Notice to PYXIS shall automatically terminate upon the expiration of the last Owned Account."

         E. CONFIDENTIALITY. The following sentence is hereby added to the end of Section K of Rider No. 3 to the Agreement:

         "If prior to the expiration of the last Owned Account, either GE CAPITAL or PYXIS utilizes any such confidential information other than in connection with the transactions contemplated by the Agreement, or divulges any such confidential information to a third party, then the disclosing party shall have breached the Agreement. If the disclosing party is GE CAPITAL, then PYXIS shall be entitled to exercise the rights afforded to PYXIS under Section J of Rider No. 3 to the Agreement in the event of default by GE CAPITAL."

         F. PARTIES TO THIS AGREEMENT. PYXIS, CARDINAL and GE CAPITAL agree that the obligations of PYXIS described in this Rider No. 6 are joint and several obligations of PYXIS and CARDINAL. In the event that PYXIS fails to perform any of its obligations under this Rider No. 6, GE CAPITAL may demand performance by CARDINAL who waives notice of default by PYXIS and any requirement that GE CAPITAL be required to first proceed against PYXIS or exhaust any collateral or security of PYXIS before requiring CARDINAL to perform any of the obligations of PYXIS under this Rider No. 6.

         G. NO FURTHER AMENDMENTS. Except as specifically amended herein, all other provisions of the Agreement and the obligations of the parties pursuant thereto shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Rider No. 6 to be executed by their duly authorized representatives as of the dates set forth below.


PYXIS CORPORATION                           GENERAL ELECTRIC CAPITAL
                                                               CORPORATION


By:/s/ SCOTT R. PETERSON                   By:/s/ STEPHEN M. BENNETT
   ------------------------------             --------------------------------
Title: V.P. Finance, CFO                   Title: Vice President
      ---------------------------                 ----------------------------
Date: June 1, 1998                         Date:  June 1, 1998
      ---------------------------                 ----------------------------

CARDINAL HEALTH, INC.


By:/s/ DAVID BEARMAN
   ------------------------------
Title: Chief Financial Officer
      ---------------------------
Date: June 1, 1998
      ---------------------------









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


                                    EXHIBIT A

                                 PROMISSORY NOTE

                                                            Date: ________, ____

    FOR VALUE RECEIVED, CARDINAL HEALTH, INC., an Ohio corporation whose principal executive offices are located at 5555 Glendon Court, Dublin, Ohio 43016 ("Debtor"), promises to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION or any subsequent holder hereof (each, a "Payee") at its office located at 55 Federal Road, P.O. Box 3199, Danbury, Connecticut 06813-3199 or at such other place as Payee may designate, the principal sum of _____________ Dollars ($______), with interest on the unpaid principal balance from and including the date hereof at the rate of ___ percent ( %) per annum, to be paid in arrears in lawful money of the United States, in _________(_______) consecutive monthly installments of principal and interest. The amount of each monthly installment may vary and shall be equal to the aggregate amount of principal and interest set forth opposite the applicable Payment Date (as hereinafter defined) on Exhibit A annexed hereto and made a part hereof, and a final monthly installment shall be in the amount of the total outstanding principal and interest. The first monthly installment shall be due and payable on ________, ____ and the following monthly installments shall be due and payable on the same day of each succeeding month (each a "Payment Date"). The final monthly installment shall be due and payable on __________, _________.

    All payments shall be applied first to interest and then to principal. The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee's right to receive payment in full at such time or at any prior or subsequent time. Interest shall be calculated on the basis of a 360 day year and will be charged for each calendar day on which any principal is outstanding.

    Time is of the essence hereof. If any installment of principal and interest is not received within five (5) business days after the applicable Payment Date, Debtor agrees to pay in addition to the amount of each such installment a late payment charge of one percent (1%) of said installment, but not exceeding any lawful maximum. In the event that (i) Debtor fails to make payment of any amount due hereunder within ten (10) business days after the same becomes due and payable; or (ii) Debtor defaults or fails to perform any term or condition contained in the Security Agreement (hereafter defined), then the entire unpaid principal sum of this Promissory Note, together with all interest accrued thereon, and all other sums due under the Security Agreement dated May __, 1998 among Debtor and its wholly-owned subsidiary, Cardinal Florida, Inc., as debtors, and General Electric Capital Corporation, as secured party (the "Security Agreement"), shall, at the option of Payee, immediately become due and payable, and Payee shall be entitled to exercise one or more of the remedies provided in Section 9 of the Security Agreement.

    It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Promissory Note or the Security Agreement, in no event shall this Promissory Note or the Security Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Promissory Note or the Security Agreement, then (a) the provisions of this paragraph shall govern and control, (b) neither Debtor nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Debtor, at the option of the Payee, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Promissory Note or the Security Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Debtor or otherwise by Payee in connection with such indebtedness; provided, however, that if the interest rate is reduced pursuant to this paragraph and any applicable state law is then amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Payee to receive a greater simple interest per annum rate than is allowed at the time of the reduction, Debtor agrees that on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the lower of the original interest rate provided under this Promissory Note or the maximum simple interest per annum rate allowed by the higher of the amended state law or the law of the United States of America.

    Debtor and all sureties, endorsers, guarantors or any others (each such person, other than Debtor, an "Obligor") who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Promissory Note or the Security Agreement or any term and provision of either, which may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee without joinder of any other as a party thereto, and that Payee shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Promissory Note. Debtor and each Obligor hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, and diligence in collecting this Promissory Note or enforcing any of the security hereof, and agrees to pay (if permitted by law) all expenses incurred in collection, including Payee's reasonable attorneys' fees.

                                               CARDINAL HEATH, INC.

                                               By:
--------------------------------                  --------------------------
(Witness)


-------------------------------                -----------------------------
(Print or Type Name)                           (Print or Type Name)

-------------------------------                -----------------------------
(Address)                                      (Print or Type Title)

                          EXHIBIT A TO PROMISSORY NOTE


Payment Date         Principal              Interest          Aggregate Payment
------------         ---------              --------          ------------------

                                    EXHIBIT B

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (this "Security Agreement") is made as of the ___ day of May, 1998 by and among GENERAL ELECTRIC CAPITAL CORPORATION ("GE CAPITAL"), as secured party, and CARDINAL HEALTH, INC. ("CARDINAL") and its wholly-owned subsidiary CARDINAL FLORIDA, INC. ("CARDINAL FLORIDA"), as debtors.

         1. Reference is made to the Vendor Program Agreement among GE CAPITAL, PYXIS CORPORATION ("PYXIS"), and CARDINAL dated as of October 10, 1991, as amended (the "Vendor Program Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Vendor Program Agreement.

         2. In order to induce GE CAPITAL to: (a) agree to delete the requirement set forth in the fourth sentence of Section A(1) of Rider No. 5 to the Vendor Program Agreement that PYXIS offer GE CAPITAL the right to finance new Rental Agreements of comparable value in the event that the Rental Agreements originally financed by GE CAPITAL are terminated as a result of an upgrading of Equipment or any other event which PYXIS and the applicable Customers mutually agree upon, and (b) agree to accept in place of the terminated Rental Agreements certain promissory notes of comparable value to be issued by CARDINAL to GE CAPITAL (individually, a "Promissory Note", and collectively, the "Promissory Notes"), and in consideration of GE CAPITAL doing so, CARDINAL and CARDINAL FLORIDA hereby grant GE CAPITAL a security interest in all present and future inventory (as such term is defined in the Uniform Commercial Code in effect in the State of New York) of pharmaceutical products ("Inventory"), together with all accessions, replacements, exchanges or returns thereto, and all cash and non-cash proceeds thereof, whether now owned or hereafter acquired by CARDINAL or CARDINAL FLORIDA which are now or hereafter located at the warehouse facility located at 2700 Interstate Drive, Lakeland, Florida 33805 (the "Lakeland Facility") which is legally owned by SunTrust Banks, Inc. ("SunTrust Banks") and leased by SunTrust Banks to CARDINAL FLORIDA pursuant to that certain Lease Agreement dated as of August 14, 1996 (the "Lakeland Lease") between SunTrust Banks, as lessor, and CARDINAL FLORIDA, as lessee (collectively, the "Collateral").

         3. The security interest granted to GE CAPITAL in the preceding paragraph shall continue in effect for so long as any obligation of CARDINAL to GE CAPITAL under any Promissory Note remains outstanding. CARDINAL and CARDINAL FLORIDA agree to execute and deliver to GE CAPITAL for filing in the appropriate filing office(s) Uniform Commercial Code financing statement(s) substantially in the form of Exhibit A hereto, continuation statement(s) thereto and/or any other document which is necessary to perfect and maintain the perfection of GE CAPITAL's security interest in the Collateral. This Security Agreement or any photographic or other copy of it may be filed in any appropriate public office(s) as a financing statement.

         4. This Security Agreement creates a valid and continuing lien (the "Lien") upon the Collateral in favor of GE CAPITAL. CARDINAL and CARDINAL FLORIDA each represents, warrants and covenants to GE CAPITAL that: (i) CARDINAL and CARDINAL FLORIDA are each duly organized and validly existing corporations, and have the power to enter into this Security Agreement and to carry out the transactions contemplated hereby; (ii) the execution and delivery of this Security Agreement and the performance by CARDINAL and CARDINAL FLORIDA of the transactions contemplated hereby have been duly authorized by all necessary corporate action; (iii) this Security Agreement constitutes a legal, valid and binding obligation of CARDINAL and CARDINAL FLORIDA enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws affecting the rights and remedies of creditors generally and the availability of equitable remedies; (iv) upon the filing of the Uniform Commercial Code financing statement(s) referenced in Section 3 above, the Lien will be a fully perfected lien on all Collateral, and will be enforceable as a first priority lien against all other creditors of, and purchasers from, CARDINAL or CARDINAL FLORIDA (other than purchasers of Inventory in the ordinary course of business); (v) CARDINAL or CARDINAL FLORIDA is the sole owner of each item of Collateral and has good and marketable title to the Collateral free and clear of any other liens, claims or encumbrances;
(vi) no effective security agreement, financing statement or equivalent security covering all or any part of the Collateral is or will be on file or of record in any public office, except those filed in favor of GE CAPITAL pursuant to Section 3 hereof; (vii) CARDINAL and CARDINAL FLORIDA shall defend the right, title and interest of GE CAPITAL in and to the Collateral against the claims and demands of all persons (other than purchasers of Inventory in the ordinary course of business), and shall take such actions, including the institution of litigation against third parties as shall be prudent in order to protect and preserve GE CAPITAL's first priority security interest in the Collateral; (viii) CARDINAL and CARDINAL FLORIDA will at all times maintain Collateral at the Lakeland Facility in an amount (valued at the original manufacturer's wholesale prices) equal to or greater than CARDINAL's aggregate outstanding obligations to GE CAPITAL under the Promissory Notes; (ix) CARDINAL and CARDINAL FLORIDA shall mark their respective books and records pertaining to the Collateral to evidence the Lien on the Collateral granted under this Security Agreement; (x) CARDINAL's and CARDINAL FLORIDA's handling, storage, wholesale sale and/or distribution of the Collateral conforms in all material respects to all federal and state rules, regulations and standards which pertain to the handling, storage, wholesale sale or distribution of similar pharmaceutical products; (xi) CARDINAL and CARDINAL FLORIDA will obtain from SunTrust Banks a duly authorized and executed Lessor's Consent and Waiver (the "SunTrust Banks Agreement") in which SunTrust Banks will acknowledge the superiority of GE CAPITAL's liens and security interest in the Collateral and shall authorize GE CAPITAL to enter the Lakeland Facility to remove, inspect or otherwise deal with the Collateral and to conduct private or public sales of the Collateral whenever GE CAPITAL deems it necessary to protect its interest in the Collateral; and (xii) CARDINAL and CARDINAL FLORIDA will advise GE CAPITAL promptly in writing of (a) any fact which causes any representation, warranty or covenant of CARDINAL and/or CARDINAL FLORIDA contained in this Security Agreement to become materially inaccurate during the term of this Security Agreement or (b) the occurrence of any other event which would have a material adverse effect on the value of the Collateral or the Lien granted hereunder.

         5. So long as CARDINAL and CARDINAL FLORIDA are not in default under any of their respective obligations to GE CAPITAL under the Promissory Notes or this Security Agreement, CARDINAL and CARDINAL FLORIDA may sell Collateral which consists of Inventory in the normal course of their business; provided that CARDINAL and CARDINAL FLORIDA shall not sell or otherwise transfer, voluntarily or involuntarily, any Collateral which consists of Inventory outside of the normal course of their business.

         6. CARDINAL and CARDINAL FLORIDA hereby, transfer and assign to GE CAPITAL all representations and warranties made by the manufacturers of the Collateral which consists of Inventory, to the extent such representations and warranties are assignable, including any representations and warranties that the Inventory conforms in all material respects to all federal and state rules, regulations and standards which pertain to similar pharmaceutical products, and will cooperate with all reasonable requests made by GE CAPITAL to enforce such representations or warranties against such manufacturers in the event that GE CAPITAL sustains any losses, claims or liabilities in connection with its repossession, disposal or sale of such Inventory as a result of such representations or warranties being false or incorrect when made. Notwithstanding anything herein to the contrary, CARDINAL and CARDINAL FLORIDA each reserve their rights under such manufacturers' representations and warranties and the remedies available to them for any breach by the manufacturers of such representations and warranties.

         7. (a) CARDINAL and CARDINAL FLORIDA will at all times keep complete and accurate records of the Collateral, its wholesale prices and its sales, including warehouse receipts, bills of lading, certificates of title, sales and accounts receivables, and other documents and will make such records and the Collateral available for inspection by GE CAPITAL or its designee with at least three business days advance written notice to CARDINAL and CARDINAL FLORIDA at a reasonable time and at the location where such records and the Collateral are maintained.

         (b) CARDINAL and CARDINAL FLORIDA will provide GE CAPITAL with a monthly report regarding the value of the Collateral, as reflected on CARDINAL's and CARDINAL FLORIDA's books and records, which shall be prepared in accordance with CARDINAL's and CARDINAL FLORIDA's standard accounting practices.

         (c) In the event that the Lakeland Lease is not renewed upon its expiration and the Lakeland Facility is not conveyed from SunTrust Banks to CARDINAL or CARDINAL FLORIDA, CARDINAL and CARDINAL FLORIDA covenant to: (a) grant to GE CAPITAL or secure the grant to GE CAPITAL by another wholly-owned subsidiary of CARDINAL ("Newsub") of a first priority security interest in the entire Inventory located at another facility which is owned or leased by CARDINAL, CARDINAL FLORIDA or Newsub (the "Replacement Collateral") which has a value which is at least equal to CARDINAL's aggregate outstanding obligations to GE CAPITAL under the Promissory Notes, (b) duly execute and deliver to GE CAPITAL, or secure the due execution and delivery by Newsub to GE CAPITAL, for filing in the appropriate filing office(s) of, Uniform Commercial Code financing statement(s) in the form of Exhibit A hereto and/or any other document which is necessary to perfect GE CAPITAL's security interest in the Replacement Collateral, (c) if the new facility is not owned by CARDINAL, CARDINAL FLORIDA or Newco, secure the due execution and delivery by the lessor of the new facility of an agreement substantially in the form of the SunTrust Banks Agreement, and (d) secure the due authorization and delivery by Newsub of a Security Agreement in the form of this Security Agreement if the Replacement Collateral is pledged by Newsub.

         8. CARDINAL and CARDINAL FLORIDA will pay promptly when due all taxes and transportation, storage and warehousing charges on the Collateral and shall keep the Collateral insured against all customary perils for at least the lesser of its insurable value, less a deductible of no more than $150,000 per occurrence, or the aggregate amount CARDINAL owes to GE CAPITAL under the Promissory Notes, with GE CAPITAL named as a loss payee, and with such policies subject to cancellation or modification only upon thirty days prior written notice to GE CAPITAL. Upon GE CAPITAL's request, CARDINAL and CARDINAL FLORIDA will furnish GE CAPITAL with evidence that the required insurance is in full force and effect. In the event of the loss, damage or destruction of the Collateral, if the insurance proceeds received by GE CAPITAL are insufficient to cover the aggregate amount which CARDINAL owes to GE CAPITAL under the Promissory Notes, then within ten days following receipt of written notice from GE CAPITAL, CARDINAL, in its sole discretion, shall either pay to GE CAPITAL an amount equal to such deficiency or replace the lost, damaged or destroyed Collateral with new Collateral, which shall be pledged to GE CAPITAL pursuant to the terms of this Security Agreement. If CARDINAL or CARDINAL FLORIDA fails to pay any of such taxes or other charges, or to keep the Collateral properly insured, GE CAPITAL may at its option, but is not required to, correct such default and any amounts expended by GE CAPITAL in doing so will be deemed a CARDINAL obligation or a CARDINAL FLORIDA obligation, as the case may be, and will be evidenced by a new promissory note to be issued by CARDINAL or CARDINAL FLORIDA, as the case may be, on behalf of GE CAPITAL and secured by the Lien created hereunder.

         9. If (i) CARDINAL fails to pay when due any amount payable under a Promissory Note or CARDINAL or CARDINAL FLORIDA fails to observe or perform any representation, warranty, covenant or agreement contained in this Security Agreement and such failure continues uncured for longer than ten days after receipt of written notice from GE CAPITAL identifying such failure; or (ii) any representation, warranty or covenant contained herein proves to have been materially false or incorrect when made; or (iii) any of the Collateral is subject to, or threatened with, attachment, execution, levy or seizure in any legal proceeding; or (iv) CARDINAL or CARDINAL FLORIDA makes an assignment for the benefit of creditors, or ceases to do business as a going concern, or if a petition under Title 11 of the United States Code or any successor or similar law (the "Bankruptcy Code") or for a receiver is filed by CARDINAL or CARDINAL FLORIDA or if any involuntary proceeding is filed against CARDINAL or CARDINAL FLORIDA under the Bankruptcy Code and CARDINAL or CARDINAL FLORIDA fails to have such involuntary proceeding dismissed within sixty days after it is filed; or
(v) the value of the Collateral maintained by CARDINAL and CARDINAL FLORIDA at the Lakeland Facility at any time decreases to less than CARDINAL's aggregate outstanding obligations to GE CAPITAL under the Promissory Notes and CARDINAL and CARDINAL FLORIDA fail within ten days after receipt of written notice from GE CAPITAL to: (a) grant to GE CAPITAL, or secure the grant to GE CAPITAL by Newsub of, a first priority security interest in the entire Inventory of pharmaceutical products located at another facility which is owned or leased by CARDINAL, CARDINAL FLORIDA or Newsub ("Additional Collateral") with a value that when added to the value of the Collateral will at least equal CARDINAL's aggregate outstanding obligations to GE CAPITAL under the Promissory Notes, and
(b) duly execute and deliver to GE CAPITAL, or secure the due execution and delivery by Newsub to GE CAPITAL, for filing in the appropriate filing office(s) of, Uniform Commercial Code financing statement(s) in the form of Exhibit A hereto and/or any other document which is necessary to perfect GE CAPITAL's security interest in the Additional Collateral, and (c) secure the due execution and delivery by the lessor of the new facility of an agreement substantially in the form of the SunTrust Banks Agreement, if the new facility is not owned by CARDINAL, CARDINAL FLORIDA or Newco, and (d) secure the due execution and delivery by Newsub of a Security Agreement in the form of this Security Agreement if the Additional Collateral is pledged by Newsub; or (vi) CARDINAL's credit rating falls below BBB+, as defined by Standard and Poors, CARDINAL and CARDINAL FLORIDA will be in default under this Security Agreement.

         10. Upon the occurrence of any such default, GE CAPITAL may exercise one or more of the following remedies: (i) effective as of the date of the default, upon notice to CARDINAL, increase the rate of interest on the Promissory Notes by the lower of one hundred (100) basis points or the maximum amount permitted by applicable law for so long as any default shall be continuing, (ii) declare all indebtedness then owed and secured hereby to be immediately due and payable and proceed to enforce payment of said amount, and
(iii) exercise any other rights and remedies available to GE CAPITAL at law or at equity, including all remedies available to it under the Uniform Commercial Code. CARDINAL and CARDINAL FLORIDA expressly waive further notice of intention to accelerate the indebtedness secured hereby and of acceleration. CARDINAL and CARDINAL FLORIDA agree, at GE CAPITAL's request, to assemble the Collateral and make it available to GE CAPITAL at the Lakeland Facility. GE CAPITAL, by itself or its agent, may, without notice to CARDINAL or CARDINAL FLORIDA, enter into any premises where the Collateral may be, and may repossess all or any portion of the Collateral. GE CAPITAL shall have the right, but not the obligation, to sell or otherwise dispose of the Collateral, either at public or private sale, in lots or in bulk, for cash or for credit, to such parties and upon such reasonable terms and conditions as GE CAPITAL, in its sole discretion, may deem advisable. Any notice which GE CAPITAL is required to give to CARDINAL or CARDINAL FLORIDA under the Uniform Commercial Code or other applicable law of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is mailed to the last known address of

CARDINAL and CARDINAL FLORIDA at least ten (10) days prior to such action. Such sales may be adjourned or continued, from time to time, with or without notice to CARDINAL or CARDINAL FLORIDA. GE CAPITAL shall have the right to conduct such sales at the Lakeland Facility or elsewhere and shall have the right to use the Lakeland Facility for a reasonable amount of time without rent or charge for such sales, provided that such sales do not unreasonably interfere with CARDINAL FLORIDA's use of the Lakeland Facility. To the maximum extent permitted by applicable law, CARDINAL and CARDINAL FLORIDA waive all claims, damages or demands against GE CAPITAL or its agents arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the negligence or willful misconduct of GE CAPITAL or such agent. Any proceeds of any sale of Collateral by GE CAPITAL shall be applied first to the payment of the reasonable expenses incurred by GE CAPITAL in the repossession, storage and sale of the Collateral, including attorneys', appraisers' and auctioneers' fees, then to the payment of all the obligations of CARDINAL to GE CAPITAL then in default under the Promissory Notes and then to the discharge of any remaining obligations of CARDINAL and CARDINAL FLORIDA to GE CAPITAL under this Security Agreement. CARDINAL and CARDINAL FLORIDA shall pay to GE CAPITAL on demand any deficiency which may remain after such sale or other disposition, and GE CAPITAL shall remit to CARDINAL and CARDINAL FLORIDA any surplus remaining after such sale or other disposition and the distribution described herein.

         11. In no event will CARDINAL or CARDINAL FLORIDA have to pay any charge which would exceed that lawfully permitted. If any provision, practice, document or agreement would, in the absence of this Section, require the payment, or permit the receipt or charging, of any interest or other charge which would exceed the amount permitted by applicable law on the principal from time to time actually outstanding, then: (1) this Section will control, (2) CARDINAL and CARDINAL FLORIDA will not be obligated to pay the amount of such charges to the extent they exceed the maximum amount permitted by law for written contracts, (3) any excess which is collected or received will either be applied to the unpaid principal lawfully owed by CARDINAL and CARDINAL FLORIDA or refunded to CARDINAL and CARDINAL FLORIDA, and (4) the effective rate of interest and other charges will be automatically reduced to the maximum rate for written contracts permitted by applicable law. As used in this Section, the term "interest" includes all amounts, however denominated, which under applicable law are considered to be interest.

         12. CARDINAL and CARDINAL FLORIDA shall indemnify GE CAPITAL against and hold GE CAPITAL harmless from any and all claims, actions, suits, damages, and liabilities, and all costs and expenses, including reasonable attorneys fees, incurred by GE CAPITAL which arise out of or in way relate to CARDINAL's or CARDINAL FLORIDA's handling, storage, wholesale sale or distribution of the Collateral.

         13. This Security Agreement will continue in effect for so long as any obligation of CARDINAL to GE CAPITAL under any Promissory Note remains outstanding. Upon the expiration (or earlier termination) of the last remaining obligation under the last Promissory Note, the terms of this Security Agreement (other than Sections 6 and 12 hereof) shall automatically terminate and GE CAPITAL shall, upon CARDINAL's and CARDINAL FLORIDA's request, execute and file UCC-3 financing statement(s) terminating its Lien on the Collateral.

         14. This Security Agreement constitutes the entire agreement among GE CAPITAL and CARDINAL and CARDINAL FLORIDA with respect to the subject matter hereof and supersedes all previous negotiations, proposals, commitments, writings and understandings between the parties with respect to the subject matter hereof.

         15. Any modification of this Security Agreement, or waiver of any provision herein contained, shall not be binding unless in writing and signed by an authorized official of

CARDINAL, CARDINAL FLORIDA and GE CAPITAL. Any waiver by GE CAPITAL of a default by CARDINAL or CARDINAL FLORIDA will not be a waiver of any subsequent or other default. No right or remedy is exclusive of any other right or remedy provided under this Security Agreement or permitted by law or equity, and all such rights and remedies shall be cumulative and may be exercised singularly or concurrently, at GE CAPITAL's option. Time is of the essence with regard to each and every provision of this Security Agreement.

         16. The invalidity or unenforceability of any provision of this Security Agreement shall not affect the validity or enforceability of any other provision, and the remaining provisions of this Security Agreement shall remain in full force and effect.

         17. This Security Agreement and any amendment or addendum hereto may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         18. Without GE CAPITAL's prior written consent, CARDINAL and CARDINAL FLORIDA shall not assign or transfer any of their obligations hereunder, except that Newsub may assume certain obligations in accordance with Section 9(v) hereof and CARDINAL FLORIDA may assign or transfer its obligations to any other wholly-owned subsidiary of CARDINAL into which CARDINAL FLORIDA may be merged or consolidated ("Successor Sub"), provided that the Successor Sub shall execute and deliver to GE CAPITAL for filing in the appropriate filing office(s) a UCC-3 financing statement(s) which reflects the change of the debtor's name from CARDINAL FLORIDA to Successor Sub and that Successor Sub shall execute an agreement acknowledging its assumption of the obligations of CARDINAL FLORIDA under this Security Agreement. Any attempted transfer by CARDINAL or CARDINAL FLORIDA (except as provided in the preceding sentence) without GE CAPITAL's prior written consent shall be null and void. Subject to the provisions of this
Section 18, this Security Agreement will be binding on, and inure to the benefit of, GE CAPITAL's, CARDINAL's and CARDINAL FLORIDA's respective successors and assigns.

         19. This Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to the conflict of laws principles of such State). CARDINAL, CARDINAL FLORIDA and GE CAPITAL hereby consent and submit to the jurisdiction of any state or federal court located in the State of New York, and waive all objections thereto based on improper venue or forum non conveniens.

         20. TO THE EXTENT PERMITTED BY APPLICABLE LAW, CARDINAL , CARDINAL FLORIDA AND GE CAPITAL HEREBY UNCONDITIONALLY WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM, COUNTERCLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SECURITY AGREEMENT OR THE PROMISSORY NOTES. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS OR MODIFICATIONS TO THIS SECURITY AGREEMENT OR TO THE PROMISSORY NOTES. IN THE EVENT OF LITIGATION, THIS SECURITY AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         21. CARDINAL, CARDINAL FLORIDA and GE CAPITAL agree that the obligations of CARDINAL and CARDINAL FLORIDA described in this Security Agreement are joint and several obligations of CARDINAL and CARDINAL FLORIDA. In the event that either CARDINAL or CARDINAL FLORIDA fails to perform any of its obligations under this Security Agreement, GE CAPITAL may demand performance by the non-defaulting party who waives notice of default and of any requirement that GE CAPITAL be required to first proceed against the defaulting party or to exhaust any Collateral or security of the defaulting party before requiring the non-defaulting party to perform any of the obligations of the defaulting party under this Security Agreement.

IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed by their duly authorized representatives as of the date set forth above.


CARDINAL HEALTH, INC.                           GENERAL ELECTRIC CAPITAL
                                                CORPORATION



By:                                             By:
   -----------------------------                    ---------------------------
Name:                                           Name:
     ---------------------------                      -------------------------
Title:                                          Title:
       -------------------------                       ------------------------

CARDINAL FLORIDA, INC.


By:
   -----------------------------
Name:
      --------------------------
Title:
       -------------------------

                         EXHIBIT A TO SECURITY AGREEMENT

                          DESCRIPTION OF COLLATERAL IN
                   UNIFORM COMMERCIAL CODE FINANCING STATEMENT
                             TO BE FILED BY CARDINAL

The Collateral shall include all right title and interest of Cardinal Health, Inc., and its successors and assigns ("Debtor"), in and to all of the following:

All present and future inventory of pharmaceutical products now owned or hereafter acquired by Debtor which are now or hereafter located at 2700 Interstate Drive, Lakeland, Florida 33805.

The Collateral shall include all present and future proceeds and products of, replacements, exchanges and accessions to the Collateral and any right to insurance covering the Collateral up to the amount Debtor owes Secured Party. In addition, the term "proceeds" shall include, without limitation, all accounts, chattel paper, instruments, goods, documents, general intangibles, money and other proceeds which arise from the sale, lease, transfer or other use or disposition of any Collateral or proceeds and all proceeds of any type described above acquired with cash proceeds up to the amount Debtor owes Secured Party.



Debtor:
                           ---------------------------------------------
                              CARDINAL HEALTH, INC.

Secured Party:
                           ---------------------------------------------
                           GENERAL ELECTRIC CAPITAL CORPORATION

                         EXHIBIT A TO SECURITY AGREEMENT

                          DESCRIPTION OF COLLATERAL IN
                   UNIFORM COMMERCIAL CODE FINANCING STATEMENT
                         TO BE FILED BY CARDINAL FLORIDA

The Collateral shall include all right title and interest of Cardinal Florida, Inc., and its successors and assigns ("Debtor"), in and to all of the following:

All present and future inventory of pharmaceutical products now owned or hereafter acquired by Debtor which are now or hereafter located at 2700 Interstate Drive, Lakeland, Florida 33805.

The Collateral shall include all present and future proceeds and products of, replacements, exchanges and accessions to the Collateral and any right to insurance covering the Collateral up to the amount Debtor owes Secured Party. In addition, the term "proceeds" shall include, without limitation, all accounts, chattel paper, instruments, goods, documents, general intangibles, money and other proceeds which arise from the sale, lease, transfer or other use or disposition of any Collateral or proceeds and all proceeds of any type described above acquired with cash proceeds up to the amount Debtor owes Secured Party.



Debtor:
                           --------------------------------------------
                           CARDINAL FLORIDA, INC.

Secured Party:
                           --------------------------------------------
                           GENERAL ELECTRIC CAPITAL CORPORATION

                                    EXHIBIT C

                             EXHIBIT A TO FORM UCC-2
                            DESCRIPTION OF COLLATERAL

The Collateral shall include all right title and interest of Pyxis Corporation, and its successors and assigns ("Debtor"), in and to all of the following:

All Chattel Paper assigned or sold to Secured Party under that certain Vendor Program Agreement dated as of October 10, 1991, as the same may be from time to time amended (the "Agreement"). The term "Chattel Paper" means: rental agreements (or with respect to any master rental agreement, each equipment schedule or similar document relating to particular equipment assigned or sold to Secured Party), leases, guaranties, and all other writings evidencing any obligation to pay for equipment or software rented, leased or sold thereunder and all rights and claims to payments, security deposits and other revenues due or to become due thereunder and all other rights or claims at any time existing or arising thereunder.

All accounts, contract rights, and general intangibles arising out of or in connection with the Chattel Paper, including without limitation, rights in any loss pool account; all computer or other records of Debtor, in machine readable or printed form applicable to the Chattel Paper or the Agreement.

All equipment and software, and related printed or machine readable materials, and miscellaneous hardware parts and upgrades, including without limitation, all attachments, replacements, accessions, exchanges and substitutions thereto, which are the subject of the Chattel Paper assigned or sold to Secured Party under the Agreement.

The Collateral shall include all present and future proceeds and products of, replacements and accessions to the Collateral and any right to insurance covering the Collateral up to the amount Debtor owes Secured Party. In addition, the term "proceeds" shall include, without limitation, all accounts, chattel paper, instruments, goods, documents, general intangibles, money and other proceeds which arise from the sale, lease, transfer or other use or disposition of any Collateral or proceeds and all proceeds of any type described above acquired with cash proceeds up to the amount Debtor owes Secured Party.

Notwithstanding anything to the contrary contained herein, the term "software" shall not include any rights to confidential, proprietary, copyrighted or licensed material contained in, constituting or made part thereof.


Debtor:
                           ---------------------------------------------
                           PYXIS CORPORATION

Secured Party:
                           ---------------------------------------------
                           GENERAL ELECTRIC CAPITAL CORPORATION

                                    EXHIBIT D



1     Automated Healthcare, Inc. (Subsidiary of McKesson)
2     MedSelect Systems Inc. (Subsidiary of Diebold Inc.)
3     Omnicell Technologies Inc.
4     Baxter International Inc.
5     Allscripts
6     Auto Med Technologies Inc.
7     LifeServ Technology Systems, Inc.
8     Medication Management Systems, Inc.
9     Medical Technology Systems, Inc.
10    MedVantage International, Inc.
11    ApotheCare
12    HealthMate Robotics
13    Key Communications Service, Inc.
14    Securel, Inc.
15    Promedic Support Inc.
16    Medicart Enterprises
17    Artromick
18    Medi-Dose, Inc.
19    Mediserv
20    Baker APS
21    Summit Inventory Management Systems
22    Wyeth-Ayerst
23    Lionville Systems, Inc.